                                                                      EXHIBIT 12
                                                                     PAGE 1 OF 1

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      (IN MILLIONS, EXCEPT RATIO AMOUNTS)

                                                                 FISCAL YEAR
                                                                 -------------
                                                                 1995    1994
                                                                 -----  ------
Income from operations before income taxes...................... $ (75) $  (16)
Add (deduct)
  Fixed charges.................................................   206     184
  Capitalized interest..........................................    (5)    (10)
  Amortization of capitalized interest..........................     6       8
  Net losses related to certain 50% or less owned affiliate.....     2       5
  Minority interest in consolidated affiliates..................     2       1
                                                                 -----  ------
Adjusted earnings............................................... $ 136  $  172
                                                                 =====  ======
Fixed charges:
  Interest on indebtedness and amortization of deferred
   financing costs.............................................. $ 178  $  165
  Portion of rents representative of the interest factor........    17      11
  Debt service guarantee interest expense of unconsolidated
   affiliates...................................................    11       8
                                                                 -----  ------
Total fixed charges............................................. $ 206  $  184
                                                                 =====  ======
Ratio of earnings to fixed charges..............................   .66     .93
                                                                 =====  ======
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